EXHIBIT 99.1

Contacts:
S. Olav Carlsen	Kristine Mozes
PortalPlayer, Inc.	Mozes Communications LLC
(408) 521-7000	(781) 652-8875

PortalPlayer, Inc. Streamlines Workforce To Focus On Key Initiatives

Workforce Reduction Results In $6M To $7M In Expected Annualized Savings

SAN JOSE, Calif. – June 8, 2006 – PortalPlayer, Inc. (NASDAQ: PLAY), a leading supplier of semiconductor, firmware and software solutions for personal media players and secondary display-enabled notebook computers, today announced that the company has streamlined its workforce to focus on key initiatives.

“In light of the product transition setback we announced on April 19th, we conducted an in-depth internal review of the company’s strategy and engineering investments,” said Gary Johnson, president and chief executive officer of PortalPlayer. “As a result, we have re-organized our operations to focus on our key initiatives: continuing to compete for new design wins with our largest customer and supporting them with current designs; marketing our existing products and super-integrated, single-chip product roadmap to a broader customer base; successfully launching our Preface technology platform targeting secondary displays on notebook computers; and developing highly integrated wireless solutions.”

PortalPlayer has reduced its worldwide workforce by about 45 employees, or approximately 14 percent, mainly in its U.S. locations. The company estimates that the annualized cost savings related to these actions are expected to be $6 million to $7 million, and will result in special charges in the range of $850,000 to $950,000 in the second quarter, ending June 30, 2006. These expected cost savings are in addition to the conservative spending measures the company put in place earlier in the year, which already resulted in a reduction in its operating expenses from the fourth quarter of 2005 levels.

About PortalPlayer

PortalPlayer develops semiconductor, firmware and software platforms for portable multimedia products such as personal media players and secondary display-enabled notebook computers. PortalPlayer products empower consumers to quickly and easily manage, enjoy and have access to multimedia content and other forms of information. PortalPlayer is headquartered in San Jose, Calif., with offices in Kirkland, Wash., Taipei, Taiwan and Hyderabad, India. For more information, visit www.portalplayer.com.

Safe Harbor Statement

Except for the historical information contained herein, the statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected annualized savings from workforce reductions, the expected benefits from the company’s re-organization, including the ability to focus on its key initiatives, the ability of the company to successfully compete for design wins with its largest customer, the successful launch of the company’s Preface technology platform, the development of highly integrated wireless solutions and the ability of the company to market its existing products and its product roadmap to a broader customer base. Words such as “intends,” “expect,” “believe,” “anticipates,” “going forward,” “plans,” “will,” “prepare,” “increases,” “could,” “to focus on” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those discussed in these statements. These risks and uncertainties include, but are not limited to, the acceptance by consumer electronics manufacturers of the products and platforms under development by PortalPlayer, cancellation or reduction of orders, component shortages, successful development of new platforms and other products, market acceptance of our products and technologies, the ability of the company to successfully compete for design wins, to successfully launch its current and future platforms, to market its existing and future products, delays in product development or introductions, product defects, decreases in average selling prices, impact of technological advances, our ability to compete, the ability to achieve expected annualized savings and other expected benefits from workforce reductions, and other risks and uncertainties detailed in PortalPlayer’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 and from time to time in PortalPlayer’s SEC filings. These forward-looking statements speak only as of the date hereof. PortalPlayer does not undertake any obligation to update forward-looking statements.

PortalPlayer and the PortalPlayer logo are trademarks of PortalPlayer, Inc. All other trademarks or registered trademarks are the property of their respective owners.